                                                                      EXHIBIT 22

                             Teleflex Incorporated
                                  Subsidiaries

                                                    JURISDICTION             PARENT                                    PERCENTAGE
SUBSIDIARY                                          OF INCORP.
924593 Ontario Limited                              Ontario                  Pilling Weck                              100
Access Medical S.A.                                 France                   TFX International S.A.                    80
Airfoil Management Company                          Delaware                 Sermatech                                 100
Airfoil Management Limited                          UK                       Sermatech (U.K.)  Limited                 100
American General Aircraft Holding Co.,  Inc.        Delaware                 Teleflex                                  74
Asept+                                              France                   TFX International S.A.                    100
Astraflex Limited                                   UK                       TFX Group Ltd.                            100
Aunic Engineering Limited                           UK                       Sermatech  (U.K.)  Limited                100
Aviation Product Support, Inc. (1)                  Delaware                 Teleflex                                  100
Avtech Systems, Inc,                                Utah                     The Talley Corporation                    100
Bavaria Cargo Technologie GmbH                      Germany                  Telair Int'l Cargo Systems GmbH           100
Capro de Mexico                                     Mexico                   TFX International Corp.                   99.99 (2)
Capro Inc.                                          Texas                    Teleflex                                  100
Cepco Precision Company of Canada,  Inc.            Canada                   Sermatech Engineering                     100
Cetrek Engineering Ltd.                             UK                       Cetrek Ltd.                               100
Cetrek Inc.                                         Massachusetts            Teleflex                                  100
Cetrek Limited                                      UK                       TFX International Ltd.                    100
Chemtronics International Ltd.                      UK                       Sermatech  (U.K.)  Limited                100
ECT Inc.                                            Delaware                 Sermatech                                 50
Endoscopy Specialists Incorporated                  Delaware                 TFX Equities                              100
Entech, Inc.                                        New Jersey               TFX Equities                              100
Europe Medical, S.A.                                France                   TFX International S.A.                    100
Flexible Flyer, Inc.                                Delaware                 Teleflex                                  100
Franklin Medical Ltd.                               UK                       TFX Group Ltd.                            100
G-Tel Aviation Limited                              UK                       Sermatech (U.K.)  Limited                 50
Gator-Gard Incorporated                             Delaware                 Sermatech                                 100
Inmed (Malaysia) Holdings Sdn. Berhad               Malaysia                 Willy Rusch AG                            100
Inmed Acquisition, Inc.                             Delaware                 Teleflex                                  100 (3)
Inmed Corporation (4)                               Georgia                  Immed Acquisition                         100
Inmed Corporation (U.K.) Ltd.                       UK                       TFX Group Ltd.                            100
Inmed S.A.R.L.                                      France                   TFX International S.A.                    100
Kordial S.A.                                        France                   TFK international S.A.                    100


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                             Teleflex Incorporated
                                  Subsidiaries

Lipac Liebinzeller Verpackungs-GmbH                 Germany                  Willy Rusch AG                            100
Machine Tool Leasing, Inc.                          Nevada                   Teleflex                                  100
Mal Tool & Engineering Limited                      UK                       TFX Group Ltd.                            100
Mal Tool & Engineering S.A.R.L.                     France                   TFX International S.A.                    100
Meddig Medizintechnik Vertriebs-GmbH                Germany                  Rusch G B                                 87.5
Medical Service Vertriebs-GmbH                      Germany                  Willy Rusch AG                            100
Norland Plastics Company                            Delaware                 TFX Equities                              100
Novadis S.A.                                        France                   TFX international S.A.                    100
Orpac, Inc.                                         Delaware                 Teleflex                                  100
Phosphor Products Co. Limited                       UK                       TFX International Ltd.                    100
Pilling Weck Chiurgische Produkte GmbH              Germany                  TFX Holding GmbH                          100
Pilling Weck Incorporated                           Delaware                 Teleflex                                  100
Pilling Weck Incorporated                           Pennsylvania             Teleflex                                  100
Pilling Weck n.v.                                   Belgium                  TFX International S.A.                    100
Rigel Compasses Limited                             UK                       TFK International Ltd.                    100
Rusch Asia Pacific Sdn. Berhad                      Malaysia                 Inmed (Malaysia)  Holdings                100
Rusch AVT Medical Private Limited                   India                    TFX Equities                              50
Rusch  (UK)  Ltd.                                   UK                       TFX Group Ltd.                            100
Rusch Austria Ges.mbH                               Austria                  Teleflex                                  100
Rusch France S.A.R.L.                               France                   Rusch G B                                 100
Rusch Inc.                                          Delaware                 Rusch G B                                 100
Rusch Italia S.A.R.L.                               Italy                    Willy Rusch AG                            100
Rusch Manufacturing  (UK)  Ltd.                     UK                       TFX Group Ltd.                            100
Rusch Manufacturing Sdn. Berhad                     Malaysia                 Inmed (Malaysia) Holdings                 96.5
Rusch Sdn. Berhad                                   Malaysia                 Inmed (Malaysia) Holdings                 96.5
Rusch Uruguay Ltda.                                 Uruguay                  Rusch G B                                 60
Rusch-Pilling (Asia) PTE Ltd.                       Singapore                Pilling Weck                              99.99
Rusch-Pilling Inc.                                  Canada                   924593 Ontario                            50.5 (5)
Rusch-Pilling S.A.                                  France                   TFX International S.A.                    100
S. Asferg Hospitalsartikier ApS                     Denmark                  Teleflex                                  100
Sermatech (Canada) Inc.                             Canada                   Sermatech                                 100
Sermatech Engineering Group, Inc.                   Delaware                 Teleflex                                  100
Sermatech (Germany) GmbH                            Germany                  TFX Holding GmbH                          100
Sermatech International Incorporated                PA                       Teleflex                                  100
Sermatech Repair Services Limited                   UK                       Sermatech (U.K.)  Limited                 100

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
                             TeleFlex Incorporated
                                  Subsidiaries

Sermatech  (U.K.)  Limited                          UK                       TFX Group Limited                         100
SermeTel Technical Services (STS) GmbH              Germany                  TFX Holding GmbH                          100
Simal S.A.                                          Belgium                  TFX International S.A.                    100
Technology Holding Company                          Delaware                 TFX Equities                              100
Technology Holding Company II                       Delaware                 Techsonic Industries,  Inc.               86 (6)
Techsonic Industries, Inc.                          Alabama                  Teleflex                                  100
Telair International Cargo Systems GmbH             Germany                  Telair Int'l Cargo Systems,  Inc          100
Telair International Cargo Systems, Inc.            Delaware                 Teleflex                                  100
Teleflex (Canada) Limited                           Canada (B.C.)            Teleflex                                  100
Teleflex Automotive de Mexico S.A. de C.V.          Mexico                   TFX Equities                              99.9 (7)
Teleflex Automotive Manufacturing
  Corporation                                       Delaware                 Teleflex                                  100
Teleflex Fluid Systems, Inc.                        Connecticut              Teleflex                                  100
Teleflex Precision Casting Company                  Utah                     Teleflex                                  100
TFX Automotive Incorporated                         Delaware                 Teleflex                                  100
TFX Engineering Ltd.                                Bermuda                  Teleflex                                  100
TFX Equities Incorporated                           Delaware                 Teleflex                                  100
TFX Foreign Sales Corporation                       Virgin Is.               Teleflex                                  100
TFX Group Limited                                   UK                       TFX International Corp.                   100
TFX Holding GmbH                                    Germany                  Teleflex                                  100
TFX International Corporation                       Delaware                 Teleflex                                  100
TFX International Limited                           UK                       TFX Group Ltd.                            100
TFX International S. A.                             France                   Teleflex                                  100
TFX Marine Incorporated                             Delaware                 Teleflex                                  100
TFX Medical Incorporated                            Delaware                 Teleflex                                  100
TFX Medical Wire Products,  Inc.                    Delaware                 TFX Equities                              100
The Talley Corporation(8)                           California               Teleflex                                  100
Top Surgical GmbH                                   Germany                  PW Chiurgische Produkte GmbH              100
TX Controls AB                                      Sweden                   Teleflex                                  100
Victor Huber GmbH                                   Germany                  Teleflex                                  100
Willy Rusch AG                                      Germany                  TFX Holding GmbH                          100
Willy Rusch Grundstucks und
  Beteiligungs AG  ("Rusch G B")                    Germany                  Willy Rusch AG                            99.8 (9)

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
                             Teleflex Incorporated
                                  Subsidiaries

1. Trades under name "APS"
2. One share (.002%) is owned by TFX Equities
3. Except for nominee shares.
4. Trades under name "Rusch Inc."
5. 49.5% owned by Rusch G B.
6. 14% owned by five other subsidiary companies
7. One share (.001%) is owned by TFX International Corporation
8. Trades under names "Teleflex Defense Systems" and "Teleflex Control Systems"
9. Two shares (.2%) are owned by Inmed Corporation.

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